Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

dbachus@gcu.edu

Media Contact:

Bill Jenkins

Grand Canyon Education, Inc.

602-639-6678

bjenkins@gcu.edu

GRAND CANYON EDUCATION, INC. REPORTS

FOURTH QUARTER 2011 RESULTS

ARIZONA, February 21, 2012—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based post-secondary education services, today announced financial results for the quarter ended December 31, 2011.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

For the three months ended December 31, 2011:

•	Net revenue increased 13.0% to $113.0 million for the fourth quarter of 2011, compared to $100.0 million for the fourth quarter of 2010.

•	At December 31, 2011, our enrollment was approximately 43,900, an increase of 5.9% from our enrollment of approximately 41,500 at December 31, 2010.

•

Operating income for the fourth quarter of 2011 was $23.3 million, an increase of 157.1% as compared to $9.1 million for the same period in 2010. The operating margin for the fourth quarter of 2011 was 20.6%, compared to 9.1% for the same period in 2010. Excluding the contributions we made in lieu of state income taxes, operating income and operating margin for the fourth quarter of 2011 were $24.3 million and 21.5%, respectively. Excluding the contract termination fees related to the termination of a contract with a related party and the charitable contributions we made in lieu of state income taxes, operating income and operating margin for the fourth quarter of 2010 were $19.3 million and 19.3%, respectively.

•	Adjusted EBITDA increased 27.1% to $30.8 million for the fourth quarter of 2011, compared to $24.2 million for the same period in 2010.

•

The tax rate in the fourth quarter of 2011 was 33.1% compared to 29.7% in the fourth quarter of 2010. The low effective tax rates in both the fourth quarters of 2011 and 2010 is primarily due to the University making $1.0 million in contributions in lieu of state income taxes in both periods, which had the effect of increasing operating expenses and decreasing income tax expenses.

•	Net income increased 145.2% to $15.3 million for the fourth quarter of 2011, compared to $6.3 million for the same period in 2010.

•

Diluted net income per share was $0.34 for the fourth quarter of 2011, compared to $0.13 for the same period in 2010. Excluding the contract termination fees related to the termination of a contract with a related party net of taxes of $5.5 million, diluted net income per share was $0.25 for the fourth quarter of 2010.

•	Repurchased 50,000 shares of our common stock during the fourth quarter of 2011, at an average price of $14.79 per share, for a total of $0.7 million for the quarter.

For the year ended December 31, 2011:

•	Net revenues increased 10.7% to $426.7 million, compared to $385.6 million for the same period in 2010.

•

Operating income for the year ended December 31, 2011 was $82.2 million, an increase of 41.2% as compared to $58.2 million for the same period in 2010. The operating margin for the year ended December 31, 2011 was 19.3%, compared to 15.1% for the same period in 2010. Excluding the contributions we made in lieu of state income taxes, operating income and operating margin for the year ended December 31, 2011 were $83.2 million and 19.5%, respectively. Excluding the contract termination fees related to the termination of a contract with a related party and the charitable contributions we made in lieu of state income taxes, operating income and operating margin for the year ended December 31, 2010 were $68.4 million and 17.7%, respectively.

•	Adjusted EBITDA increased 25.2% to $107.4 million for the year ended December 31, 2011, compared to $85.8 million for the same period in 2010.

•	The tax rate in 2011 was 38.0% compared to 38.7% for the same period in 2010.

•	Net income increased 43.6% to $50.5 million for the year ended December 31, 2011, compared to $35.2 million for the same period in 2010.

•

Diluted net income per share was $1.12 for the year ended December 31, 2011, compared to $0.76 for the same period in 2010. Excluding the contract termination fees related to the termination of a contract with a related party net of taxes of $5.5 million, diluted net income per share was $0.88 for the year ended December 31, 2010.

•	Repurchased 1,607,300 shares of our common stock during the year ended December 31, 2011, at an average price of $14.38 per share, for a total of $23.1 million for the year.

Balance Sheet and Cash Flow

As of December 31, 2011, the University had unrestricted cash and cash equivalents of $21.2 million compared to $33.6 million at the end of 2010 and restricted cash and cash equivalents at December 31, 2011 and 2010 of $56.7 million and $52.9 million, respectively.

The University generated $97.1 million in cash from operating activities for the year ended December 31, 2011 compared to $84.1 million for the same period in 2010. Cash provided by operating activities in 2011 and 2010 resulted from our net income plus non-cash charges for provision for bad debts, depreciation and amortization, estimated settlement loss, exit costs, share-based compensation and improvement in our working capital, and in the year ended December 31, 2011, cash provided by operating activities has been reduced by $5.2 million related to the payment made in 2011 in connection with the December 2010 settlement of the qui tam matter.

Capital expenditures in 2011 of $80.5 million were related to completion of a 140,000 square foot/5,000 seat basketball and entertainment arena, a student activity center that contains a food court, a bowling alley, and other student services, and a new dormitory, as well as campus improvements to support our growing on-campus student population, purchases of computer equipment, leasehold improvements, infrastructure licenses and software development costs, and office furniture and fixtures to support our increasing employee headcounts. In addition in 2011, we began construction of two new dormitories and a new Arts and Sciences classroom building, which will have 21 traditional classrooms, five chemistry labs, two computer labs, a simulation laboratory, and a skill laboratory. Capital expenditures in 2010 of $62.6 million primarily consisted of campus improvements to support our growing on-campus student population such as a new dormitory and a 55,000 square foot recreation center for both student-athletes and on-campus students as well as completion of the College of Education classroom building, purchases of computer equipment, leasehold improvements, infrastructure licenses and software development costs to facilitate our transition from Datatel to CampusVue and Great Plains, and office furniture and fixtures to support our increasing employee headcounts. The University anticipates capital expenditures to remain at levels comparable to 2011 in 2012 and 2013 to support the continued increase in students, innovative education tools and ground campus building projects.

During 2011, $25.3 million of cash used in financing activities was primarily related to $23.1 million used to purchase treasury stock in accordance with our share repurchase program and principal payments on notes payable and capital leases totaled $3.7 million. These uses of cash were partially offset by proceeds of $1.7 million from the exercise of stock options. During 2010, $1.2 million of cash used in financing activities was primarily related to principal payments on notes payable and capital lease obligation and the repurchase of our common stock were partially offset by proceeds from the exercise of stock options and the excess tax benefits from share-based compensation.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

2012 Annual Outlook by Quarter

September 30,
Q1 2012:

Net revenue between $112.5 million and $114.5 million; Target Operating Margin between 17.5% to 18%; Diluted EPS between $0.26 and $0.27 using 45.2 million diluted shares; student counts between 45,000 to 46,000

Q2 2012:

Net revenue between $112.5 million and $114.5 million; Target Operating Margin between 17% to 17.5%; Diluted EPS between $0.24 and $0.26 using 45.8 million diluted shares; student counts between 41,500 to 42,500

Q3 2012:

Net revenue between $120 million and $123 million; Target Operating Margin between 19.5% to 20.0%; Diluted EPS between $0.30 and $0.32 using 46.1 million diluted shares; student counts between 47,500 to 48,500

Q4 2012:

Net revenue between $127 million and $130 million; Target Operating Margin between 22.0% to 23.0%; Diluted EPS between $0.36 and $0.39 using 46.3 million diluted shares; student counts between 48,500 to 49,500

Full Year 2012:	Net revenue between $472 million and $482 million; Target Operating Margin between 19.0% to 20%; Diluted EPS between $1.16 and $1.24 using 45.9 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing program review being conducted by the Department of Education of our compliance with Title IV program requirements, and possible fines or other administrative sanctions resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the Department of Education; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the for-profit postsecondary education sector; our ability to hire and train new, and develop and train existing, faculty and employees; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; the extent to which obligations under our loan agreement, including the need to comply with restrictive and financial covenants and to pay principal and interest payments, limits our ability to conduct our operations or seek new business opportunities; potential decreases in enrollment, the payment of refunds or other negative impacts on our operating results as a result of our change from a “term-based” financial aid system to a BBAY financial aid system; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

Conference Call

Grand Canyon Education, Inc. will discuss its fourth quarter 2011 results and 2012 outlook during a conference call scheduled for today, February 21, 2012 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 33803829 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.

A replay of the call will be available approximately two hours following the conclusion of the call through February 28, 2012, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 33803829. It will also be archived at www.gcu.edu in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. is a regionally accredited provider of postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, healthcare and liberal arts. In addition to its online programs, it offers programs at its approximately 115 acre traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 43,900 students were enrolled as of December 31, 2011. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
(In thousands, except per share amounts)	(unaudited)
Net revenue	$113,005	$100,031	$426,741	$385,625
Costs and expenses:
Instructional costs and services	50,639	45,435	194,801	178,844
Selling and promotional, including $877 in 2011; $8,777 in 2010; $259 and $1,083 for the three months ended December 31, 2011 and 2010, respectively, to related parties	31,166	28,538	119,955	112,493
General and administrative	8,028	7,733	29,043	26,621
Contract termination fees to related party	—	9,233	—	9,233
Lease termination costs	(140)	—	782	—
Exit costs	—	26	—	258

Total costs and expenses	89,693	90,965	344,581	327,449

Operating income	23,312	9,066	82,160	58,176
Interest expense	(414)	(207)	(720)	(889)
Interest income	10	37	88	168

Income before income taxes	22,908	8,896	81,528	57,455
Income tax expense	7,584	2,646	30,982	22,249

Net income	$15,324	$6,250	$50,546	$35,206

Net income per common share:
Basic	$0.35	$0.14	$1.13	$0.77

Diluted	$0.34	$0.13	$1.12	$0.76

Shares used in computing net income per common share:
Basic	44,317	45,743	44,631	45,722

Diluted	44,868	46,346	45,105	46,396

Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA

Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) contributions to Arizona school tuition organizations in lieu of state income taxes, which we typically make in the fourth quarter of a fiscal year; (iii) contract termination fees, if any; (iv) lease termination costs, if any; (v) exit costs, if any; and (vi)share-based compensation. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Royalty expenses paid to our former owner, contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes, estimated litigation losses, exit costs, share-based compensation, and contract termination fees are not considered reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity. Some of these limitations are that it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirement for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited, in thousands)
Net income	$15,324	$6,250	$50,546	$35,206
Plus: interest expense net of interest income	404	170	632	721
Plus: income tax expense	7,584	2,646	30,982	22,249
Plus: depreciation and amortization	4,906	3,483	16,738	11,812

EBITDA	28,218	12,549	98,898	69,988

Plus: royalty to former owner	74	74	296	296
Plus: contributions made in lieu of state income taxes	1,000	1,000	1,000	1,000
Plus: contract termination fees to a related party	—	9,233	—	9,233
Plus: lease termination costs	(140)	—	782	—
Plus: exit costs	—	26	—	258
Plus: share-based compensation	1,655	1,364	6,452	5,049

Adjusted EBITDA	$30,807	$24,246	$107,428	$85,824

Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	September 30,	September 30,
	As of December 31,
(In thousands, except par value)	2011	2010
ASSETS:
Current assets
Cash and cash equivalents	$21,189	$33,637
Restricted cash and cash equivalents	56,115	52,178
Accounts receivable, net of allowance for doubtful accounts of $11,706 and $30,112 at December 31, 2011 and 2010, respectively	11,815	17,983
Income taxes receivable	11,861	8,415
Deferred income taxes	3,353	16,078
Other current assets	11,081	4,834

Total current assets	115,414	133,125
Property and equipment, net	189,947	123,999
Restricted cash	555	760
Prepaid royalties	5,958	6,579
Goodwill	2,941	2,941
Deferred income taxes	—	2,800
Other assets	3,032	4,892

Total assets	$317,847	$275,096

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$18,523	$15,693
Accrued compensation and benefits	12,229	13,633
Accrued liabilities	8,456	10,416
Accrued litigation loss	—	5,200
Income taxes payable	536	829
Student deposits	57,602	48,873
Deferred revenue	21,723	15,034
Due to related parties	227	9,471
Current portion of capital lease obligations	470	1,673
Current portion of notes payable	1,739	2,026

Total current liabilities	121,505	122,848
Capital lease obligations, less current portion	674	151
Other noncurrent liabilities	7,140	2,715
Deferred income taxes, non-current	5,334	—
Notes payable, less current portion	19,901	21,881

Total liabilities	154,554	147,595

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at December 31, 2011 and 2010	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 45,955 and 45,811 shares issued and 44,298 and 45,761 shares outstanding at December 31, 2011 and 2010, respectively	460	458
Treasury stock, at cost, 1,657 and 50 shares of common stock at December 31, 2011 and 2010, respectively	(23,894)	(782)
Additional paid-in capital	85,720	77,449
Accumulated other comprehensive loss	(360)	(445)
Accumulated earnings	101,367	50,821

Total stockholders’ equity	163,293	127,501

Total liabilities and stockholders’ equity	$317,847	$275,096

Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

	September 30,	September 30,
	Year Ended December 31,
(In thousands)	2011	2010
Cash flows provided by operating activities:
Net income	$50,546	$35,206
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	6,452	5,049
Excess tax benefits from share-based compensation	—	(736)
Amortization of notes payable issuance costs	80	63
Provision for bad debts	34,364	38,511
Depreciation and amortization	17,034	12,108
Non-capitalizable system conversion costs	—	4,013
Exit costs	(64)	(768)
Lease termination fees	782	—
Deferred income taxes	20,794	(6,013)
Other	92	23
Changes in assets and liabilities:
Accounts receivable	(28,196)	(46,705)
Prepaid expenses and other	(6,158)	(5,536)
Due to/from related parties	(9,244)	9,166
Accounts payable	3,155	2,510
Accrued liabilities	(3,300)	5,013
Accrued litigation loss	(5,200)	—
Income taxes receivable/payable	(3,599)	(9,293)
Deferred rent	4,143	790
Deferred revenue	6,689	(3,021)
Student deposits	8,729	43,724

Net cash provided by operating activities	97,099	84,104

Cash flows used in investing activities:
Capital expenditures	(80,545)	(62,627)
Change in restricted cash and cash equivalents	(3,732)	(49,666)
Proceeds from sale or maturity of investments	—	487

Net cash used in investing activities	(84,277)	(111,806)

Cash flows used in financing activities:
Principal payments on notes payable and capital lease obligations	(3,748)	(2,933)
Notes payable issuance costs	(91)	—
Repurchase of outstanding shares	(23,112)	(782)
Net proceeds from exercise of stock options	1,681	1,747
Excess tax benefits from share-based compensation	—	736

Net cash used in financing activities	(25,270)	(1,232)

Net decrease in cash and cash equivalents	(12,448)	(28,934)
Cash and cash equivalents, beginning of year	33,637	62,571

Cash and cash equivalents, end of year	$21,189	$33,637

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$535	$769
Cash paid during the year for income taxes	$13,463	$37,703
Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment through notes payable and capital lease obligations	$801	$957
Purchases of property and equipment included in accounts payable and deferred rent	$325	$4,421
Shortfall tax expense from share-based compensation	$151	$—
Tax benefit of Spirit warrant intangible	$291	$182

Grand Canyon Education, Inc. Reports Fourth Quarter 2011 Results

The following is a summary of our student enrollment at December 31, 2011 and 2010 (which included fewer than 400 students pursuing non-degree certificates) by degree type and by instructional delivery method:

	September 30,	September 30,	September 30,	September 30,
	December 31, 2011 (1)		December 31, 2010(1)
	# of Students	% of Total	# of Students	% of Total
Graduate degrees (2)	17,175	39.1%	17,732	42.7%
Undergraduate degree	26,742	60.9%	23,750	57.3%

Total	43,917	100.0%	41,482	100.0%

	September 30,	September 30,	September 30,	September 30,
	December 31, 2011 (1)		December 31, 2010(1)
	# of Students	% of Total	# of Students	% of Total
Online (3)	38,918	88.6%	37,734	91.0%
Ground (4)	4,999	11.4%	3,748	9.0%

Total	43,917	100.0%	41,482	100.0%

(1)	Enrollment at December 31, 2011 and 2010 represents individual students who attended a course during the last two months of the calendar quarter.

(2)	Includes 1,924 and 1,186 students pursuing doctoral degrees at December 31, 2011 and 2010, respectively.

(3)	As of December 31, 2011 and 2010, 42.8% and 45.7%, respectively, of our online and professional studies students were pursuing graduate or doctoral degrees.

(4)	Includes our traditional on-campus ground students, as well as our professional studies students.